Exhibit 10.10

NETSUNION CLEARING CORPORATION

COOPERATION AGREEMENT

FOR RESERVE FUNDS

Party A: NetsUnion Clearing Corporation

Legal representative: DONG Junfeng

Address: Room 101, No.101, Building No.3, No.29 Courtyard, North Third Ring Middle Road,

Xicheng District, Beijing

Tel: 01068148957	Fax:

Party B: Qingdao Buytop Payment Service Co., Ltd.

Legal representative: LU Yongxiang

Address: Room 2-202, Building No.5, Lanwan Zhigu, No.91 Huoju Road, Hi-Tech Zone, Qingdao,

Shandong Province

Tel: 0532-85653578	Fax:

Party A is a clearing institution established upon the approval of the People’s Bank of China and serves as the operator of an online payment settlement platform for nonbank payment institutions (the “Platform”).

Party B is a nonbank payment institution which have lawfully obtained the Payment Business Permit.

For protection of the safety of customers’ funds and prevention against the risk that may exist in capital settlement, and upon negotiation and mutual consensus, Party A and Party B hereby enter into this Agreement on the basis of equality and mutual benefit in accordance with applicable laws, regulations and regulatory requirements.

Chapter I General Provisions

Article 1	Party B selects Party A as

☑	the Main Supervisory Organization of Reserve Funds
☐	the Secondary Supervisory Organization of Reserve Funds.

Article 2	Party A and Party B shall carry out business involving Customer Reserve Funds in accordance with the applicable laws, regulations and regulatory requirements relating to the deposit and management of reserve funds as well as the regulations for members of the NetsUnion Platform (hereinafter referred to “NetsUnion Member Regulations”). The safety of Customer Reserve Funds shall be assured, and customers’ lawful rights and interests shall be protected.

Article 3	Definitions

“Customer Reserve Funds” means the monetary funds actually received by Party B in advance for the payment business entrusted by customers and pending for payment.

“Reserve-Fund Regulations” means the laws, regulations, departmental rules, policies, regulatory documents, industry standards and other provisions promulgated by Chinese competent authorities, competent regulatory departments and self-regulatory organizations to regulate matters relating to reserve funds, including but not limited to the Administrative Measures for the Payment Services of Non-financial Institutions (Order of the People’s Bank of China No.2 of 2010), the Measures for Deposit and Management of Reserve Funds of Payment Institutions’ Clients (Announcement of the People’s Bank of China No.6 of 2013), the Circular of the People’s Bank of China on Establishing the Mechanism for Checking and Verifying Information about the Reserve Funds of Payment Institutions’ Clients (YIN FA [2013] No.256), the Circular of the General Office of the People’s Bank of China on Matters Concerning the Centralized Deposit of the Full Amount of Clients’ Reserve Funds by Payment Institutions (YIN BAN FA [2018] No.114) and other documents as well as any future amendments thereto.

“NetsUnion Member Regulations” means the regulatory documents regarding business, technology and risks, etc., which are formulated by Party A in accordance with the regulatory provisions and its business needs, reviewed and approved under its decision-making mechanism, publicly released to Party B, applicable to Party A’s members, and updated from time to time.

“Reserves Centralized Deposit Account” means the account opened by a payment institution at the People’s Bank of China specifically for the centralized deposit of Customer Reserve Funds.

“Special Deposit Account for Reserves” means the special current account for deposit of Customer Reserve Funds which is opened by a payment institution licensed to conduct prepaid-card business at the management bank of the payment institution’s special deposit account for its business.

“Large-value Payment System” refers to the full-amount real-time clearing system run by the People’s Bank of China.

“Main Supervisory Organization of Reserves” means, in respect of the check and verification of the information related to reserve funds, the organization which is selected by the payment institution and responsible for collecting and summarizing the statements submitted by the payment institution, the Secondary Supervisory Organization of Reserves and the management bank of the Special Deposit Account for Reserves, completing the check and verification, and submitting the verification results to the regulatory department.

“Secondary Supervisory Organization of Reserves” means, in respect of the check and verification of the information about reserve funds, the organization which is selected by the payment institution and responsible for collecting and summarizing the statements submitted by the payment institution, cross-checking the same with the reserve-fund transactions occurred in the channel, and delivering the statements to the Main Supervisor Organization of Reserves selected by the payment institution after them pass the verification.

Chapter II Basic Requirements on Account Management

Article 4	Party B shall open a Reserves Centralized Deposit Account at the People’s Bank of China in accordance with regulatory requirements. The settlement of all payment business transferred through Party A shall be completed through the Reserves Centralized Deposit Account or a designated clearing account recognized by the regulatory authorities.

All transfers of funds in Party B’s Reserves Centralized Deposit Account can only be made through Party A or other designated clearing organizations authorized by the regulatory authorities.

Article 5	If Party B needs to conduct issuance and acceptance of prepaid cards, Party B shall, in accordance with the regulatory requirements, select a management bank to open a special account for the prepaid card business, and such account shall be used only for deposit of customers’ funds that are used to purchase and/or refill prepaid cards by ways of cash, bank transfer and check and shall not be used for withdrawal of cash or transfer of any sum to any account other than the Reserves Centralized Deposit Account.

Party B shall, in accordance with the regulatory requirements, deposit all the funds in such special account into the Reserves Centralized Deposit Account before the close of business of the Large-value Payment System on each business day.

Each of Party B’s branches shall deposit the Customer Reserve Funds which it has received into the Special Deposit Account for Reserves opened in the name of Party B, and shall not open any Special Deposit Account for Reserves in its own name.

Article 6	If Party B conducts cross-border RMB payment business, payment service for sales of funds, or cross-border foreign-exchange payment service, Party B shall, pursuant to the regulatory requirements, open a corresponding special account at a bank for those funds to be settled, and the total number of the special accounts so opened for funds to be settled shall not exceed the limit prescribed by the regulatory provisions. The funds in such account may only be used for settlement of cross-border RMB payment, fund sales and cross-border foreign-exchange payment.

If Party B changes or cancels the Reserves Centralized Deposit Account, special deposit account for prepaid cards and special account for funds to be settled in cross-border RMB payment, fund-sale payment business or cross-border foreign-exchange payment due to special reasons, Party B shall, at least 5 days prior to the proposed change or cancellation, sends a written notice to Party A to notify Party A of the reason for such change, relevant time schedule, the special settlement account for funds to be settled after such change, the management bank and other information, and ensure that the change or cancellation of the designated account will be completed in accordance with the notified schedule and specifications.

Party B shall notify Party A in writing on the day when Party B opens the Reserves Centralized Deposit Account, the special account for prepaid cards and the special account for funds to be settled in cross-border RMB payment, fund-sale payment business or cross-border foreign-exchange payment, and inform Party A of the account holder, account number, bank name and other information of the special account for funds to be settled. Such newly opened/changed special account for funds to be settled shall not be used for any business relating to reserve funds unless and until the foresaid written notification to Party A is completed.

Article 7	Party B shall establish a sound account management system to accurately record the commission income, interest income, funds for advanced cash redemption of prepaid cards and other free funds involved in each of those account relating to the reserve funds and shall not record the non-self-owned funds as self-owned funds and carry them forward.

Article 8	Party B shall properly keep the information of reserves-related accounts and protect the security of customers’ information and relevant transactions.

Chapter III Deposit, Use, Transfer and Inquiry of Customers’ Reserve Funds

Article 9	Except for the reserve funds which are received for the issuance and acceptance of prepaid cards or the business of cross-border RMB payment, fund sales, cross-border foreign-exchange payment and other business approved by the People’s Bank of China and to be deposited in the relevant special accounts in accordance with applicable regulatory requirements, Party B shall deposit all the Customer Reserve Funds received by it into the Centralized Deposit Accounts for Reserves, and shall not retain any Customer Reserve Funds in breach of applicable regulations.

The Customer Reserve Fund received by Party B in non-cash form from customers of its prepaid-card business shall be directly deposited into the special account for prepaid-card business. In the event that the Customer Reserve Funds of prepaid card business may be received in the form of cash, bank transfer and check according to provisions of the People’s Bank of China, all funds in the account shall be fully deposited in the special account for prepaid card business within two business days from the receipt thereof.

Article 10	Where Party B for the first time applies for cooperation with Party A for reserve funds, Party B shall submit the quota management application to Party A by email. Party A shall, within one business day from receipt of the application, complete the relevant operations in connection with the quota management preparations and give feedback on the operation results by mail.

Party B shall truthfully provide the information required for the application for quota management according to requirements and ensure the truthfulness, accuracy and validity of the information so provided.

Article 11	Before Party B processes any payment from the Reserves Centralized Deposit Account through Party A, Party B shall connect to Party A’s hotspot reserve account front-end system and allocate to Party A the quota for Reserves Centralized Deposit Account. Subject to confirmation by Party A, such quota will be set as Party B’s mapped quota in Party A’s system to support the normal transaction of the reserve funds. Party A shall make available to Party B such functions as quota mapping and quota unmapping, etc. for quota management. Party B may, in its sole discretion, manage its mapped quota on basis of business development needs.

In managing the quota, Party A shall simultaneously change the available quota and the mapped quota according to Party B’s quota mapping instruction after Party A has confirmed the effectiveness of such instruction. Upon occurrence of a transaction, Party A shall adjust Party B’s available quota either in a real-time or delayed manner based on the transaction result. If the available quota of Party B is less than the amount of the proposed withdrawal of the reserve funds, Party A will reject such withdrawal transaction. Party B shall not overdraw the available quota or mapped quota.

Party A shall provide Party B with the function of inquiring the balance of the Reserves Centralized Deposit Account and the available quota and mapped quota allocated to Party A to enable Party B to manage liquidity and enhance the efficiency of fund use.

Article 12	Party B shall handle the payment business entrusted by its customer after receipt of the Customer Reserve Funds or an irrevocable payment instruction on transfer of Customer Reserve Funds from the customer and shall not handle the same in advance.

Article 13	Party B shall send payment instructions on the basis of true transaction information, ensure that the payment instruction is complete, consistent, traceable and unable to be tampered, and assure the truthfulness and compliance of the relevant fund transfer.

Article 14	Party A shall have the right to examine the payment instructions given by Party B and, if necessary, may request Party B to submit documents and materials to prove the authenticity of the transaction. Party A shall have the right to refuse to implement any payment instructions of Party B which is not sent in accordance with the agreed terms.

Article 15	If Party B is engaged in the issuance and acceptance of prepaid cards, Party B shall provide Party A with the information of its specially-engaged merchants prior to carrying out the payment business through Party A, including but not limited to the registered name, business license number and settlement account information of such merchants. Party B shall conduct settlement, redemption and other business only within the scope of its filed special merchants, and Party A shall have the right to reject the payment instruction given by Party B for any such business which is beyond the scope of the filed special merchants.

Article 16	When Party B conducts any carryover of interests or service charge, prior cash redemption of prepaid cards or other business, Party B shall handle the same through its Main Supervisory Organization of Reserves.

If Party B chooses Party A to act as its Main Supervisory Organization of Reserves, Party B shall submit to Party A the materials evidencing the authenticity of its self-owned capitals before withdrawing and transferring back any such self-owned capitals, and such capitals shall not be carried forward to the self-owned capital account until the same have been examined and approved by Party A.

Party B shall designate a sole self-owned capital account for handling the carryover of self-owned capitals, and shall notify Party A thereof in writing within two business days from determination of the self-owned capital account. Where Party B intends to change the self-owned capital account, it shall give prior written notice to Party A to inform Party A of the reason for such change, the self-owned capital account after such change, time of such change and other relevant matters. Party A shall have the right to refuse any carry-forward instruction given by Party B in respect of a self-owned capital account which has not been notified to Party A in writing.

Party B shall not transfer any capital which is not owned by Party B itself to the self-owned capital account.

Article 17	Any costs and expenses, which may arise from the cooperation between Party A and Party B and are payable by Party B, shall be paid with Party B’s self-owned capitals.

Article 18	Party A and Party B shall strictly abide by the Reserve-Fund Regulations and the terms of this Agreement and safeguard the safety of the Customer Reserve Funds. If either Party breaches this Agreement or the Reserve-Fund Regulations and thus results in any loss of the Customer Reserve Funds, such Party shall be liable for the corresponding indemnification thereof.

Chapter IV Check and Verification of Information of Customer Reserve Funds

Article 19	Party A and Party B shall, in accordance with the requirements of the People’s Bank of China, establish a mechanism for checking and verifying the information of the Customer Reserve Funds to check the deposit, use, transfer and other information of the Customers Reserve Funds on daily basis, and maintain records of such check.

Article 20	Party B shall provide Party A with relevant statements, data and other information in connection with the Customer Reserve Funds, ensure that the information filled in relevant statements is true, complete and accurate, issue the Letter of Commitment of Payment Institutions on the Authenticity of Information of the Customer Reserve Funds at the time of submitting the information of Customer Reserve Funds to Party A, and cooperate with Party A in checking and verifying the information of Customer Reserve Funds.

Article 21	Party B shall cooperate with Party A in conducting the initialization of the check of reserve-fund information, and, before verifying the information of reserve funds, provide Party A with the material jointly issued by Party B and the deposit bank of the reserve funds to prove the authenticity and accuracy of the initially submitted information.

Article 22	Party B shall timely upload statements and give reply on the electronic confirmation result.

Article 23	If, in checking and verifying the information of reserve funds, Party A discovers any occupation, embezzlement or other abnormal situation of the Customer Reserve Funds, Party A shall have the right to urge Party B to make corrections thereof and immediately report the same to the branch of the People’s Bank of China at the place where Party B is located, and Party B shall be solely liable for all the losses resulted therefrom.

Chapter V Rights and Obligations

Article 24	Rights and Obligations of Party A

(1)	Party A shall be responsible for the construction and maintenance of its own system and ensure its normal connection with Party B.

(2)	Party A shall handle fund transfers in accordance with the requirements of the Reserve-Fund Regulations and the terms of this Agreement and on basis of Party B’s instructions, and Party A shall have the right to request Party B to provide relevant supporting materials if necessary. Party A shall have the right to reject any instruction of Party B which is in breach of the Reserve-Fund Regulations or this Agreement.

(3)	Party A shall establish and improve the mechanism for monitoring Customer Reserve Funds in accordance with the requirements of the Reserve-Fund Regulations and the terms of this Agreement. In the event that Party A finds out that the Customer Reserve Fund is subject to any abnormal situation, Party A shall have the right to urge Party B to make correction thereof and report the same to the People’s Bank of China.

(4)	Party A establish and improve the mechanism for checking and verifying the information of the Customer Reserve Funds, check the information of reserve funds with Party B on daily basis, and maintain records of such check.

(5)	Party A shall perform its obligation on submission of information as required by the People’s Bank of China, and Party B shall offer cooperation and deliver relevant information to Party A.

Article 25	Rights and Obligations of Party B

(1)	Party B shall carry out the payment business in accordance with the requirements of the Administrative Measures for the Payment Services of Non-financial Institutions and other regulations and within the business scope approved by the Payment Business Permit.

(2)	Party B shall give payment instructions in accordance with the requirements of the Reserve-Fund Regulations and the terms of this Agreement, and warrant that the payment instructions will comply with laws and regulations and be true, complete, accurate and valid. If an instruction given by Party B breaches any requirements of the Reserve-Fund Regulation or terms of this Agreement, Party A shall have the right to reject such instruction. If Party A suffers any loss, claim or third-party litigation due to Party B’s giving of such instruction, Party B shall indemnify Party A against all the losses arising therefrom.

(3)	Party B shall have the right to select Party A to act as the supervisory organization of reserve funds in accordance with the Reserve-Fund Regulations and the terms of this Agreement.

(4)	Party B shall, according to the Reserve-Fund Regulations, ensure that the Customer Reserve Funds can only be used for handling the payment business entrusted by customers and other purposes permitted by the People’s Bank of China. Party B shall not misappropriate, occupy, or borrow the Customer Reserve Funds without authorization, nor use the Customer Reserve Funds to provide security for other persons or entities without authorization.

(5)	Party B shall, in accordance with the Reserve-Fund Regulations and NetsUnion Member Regulations, cooperate with Party A in the supervision on the use and transfer of Customer Reserve Funds, cooperate with Party A in checking, supervising and managing the information of Customer Reserve Funds, and provide Party A with the relevant true information. Party B shall ensure that the information of Customer Reserve Funds and relevant business materials provided by it are true, complete, accurate and free of fabrication, material omission or misleading information.

(6)	Party B shall be responsible for the construction, operation and maintanence of its own system, make safe and stable connection with Party A, and satisfy the requirements of the Reserve-Fund Regulations and Party A’s requirements regarding system connection.

(7)	Party B shall make filings and reports with/to the regulatory authorities in accordance with the Reserve-Fund Regulations, including but not limited to the filing of the cooperation agreement, self-owned capital account and the Main Supervisory Organization of Reserve Funds.

(8)	Party B shall follow the specific guidelines or rules on reserve-fund management formulated, promulgated or amended by Party A from time to time.

(9)	Party B shall be responsible for managing the position and liquidity of Customer Reserve Funds, properly manage the quota, and ensure that the total quota mapped at different clearing institutions does not exceed the balance in its Reserves Centralized Deposit Account.

(10)	Party B shall warrant that it will be continuously qualified to offer the payment service specified in the Administrative Measures for Payment Services of Non-financial Institutions during the effective term of this Agreement. If Party B needs to terminate the payment business, Party B shall duly protect the legitimate rights and interests of customers, properly handle the relevant information, and duly complete other relevant matters. Where Party B is subject to any circumstance that results in or may result in Party B’s loss of its payment service qualification, including but not limited to the deregistration of the Payment Service Permit, and inability to renew such permit upon the expiration thereof, Party B shall immediately notify Party A thereof in writing.

Chapter VI Liability for Breach of Agreement

Article 26	If either Party’s failure to fully perform its responsibilities or obligations hereunder causes any loss to the other Party, such Party shall indemnify the other Party for the direct losses and the litigation (arbitration) costs, attorneys’ fee, travel expense and other losses arising therefrom. The Parties further agree that, except for the losses or damages caused by a Party’s gross negligence or willful misconduct, the Parties’ indemnification liability shall be limited to the direct losses only and neither Party shall be liable for the indirect, incidental or consequential damages (including but not limited to anomalous error in the system, etc.) suffered by the other Party.

Article 27	Party B shall be solely liable for the damages to the Customer Reserve Funds or customers’ rights or interests which may arise out of any of the following circumstances:

(1)	Party B’s payment instructions cannot be executed due to Party B’s business discontinuity, incomplete or incorrect payment instruction, insufficient available quota and other reasons not attributable to Party A;

(2)	Party B uses any Customer Reserve Funds without the instruction or authorization of the customer;

(3)	Party B’s breach of applicable laws, regulations, regulatory requirements or this Agreement causes any loss to any customer; or

(4)	other circumstances specified by the Reserve-Fund Regulations or this Agreement.

Article 28	Where any Customer Reserve Fund is transferred or deducted in bad faith due to Trojan virus, phishing site, hacker attack, system failure and other reasons, the Parties shall actively take measures to eliminate the influence thereof.

Article 29	If either Party cannot perform or fully perform its obligations hereunder due to fire, flood, typhoon, blizzard, earthquake, war and other events which are unforeseeable, unavoidable or insurmountable (each, a “Force Majeure Event”), such Party may be wholly or partially exempted from the liability for breach of agreement according to the influence of the Force Majeure Event on such Party.

The Party affected by a Force Majeure Event shall, within five days after the occurrence thereof, notify Party A in writing of the occurrence of the Force Majeure Event and its inability to perform all or part of its obligations hereunder due to the influence thereof.

When a Force Majeure Event ends or its influence is eliminated, the Party affected by the Force Majeure Event shall notify the other Party thereof in writing within five days and resume performing all or part of its obligations under this Agreement.

Chapter VII Miscellaneous

Article 30	Confidentiality

Either Party shall keep any and all information of the other Party which it may know or have access to during cooperation confidential, use the other Party’s information in strict accordance with laws, regulations, rules and regulatory provisions.

The Parties shall jointly take all necessary measures and take confidential measures for the confidential information which they may obtain from each other to prevent such confidential information from unauthorized disclosure, use, publicity or access.

Article 31	Amendment or Termination

(1)	Amendment

Party A and Party B may amend this Agreement through consultation according to changes in the relevant laws, regulations, rules and regulatory provisions as well as their business development. If a Party proposes to amend this Agreement, it shall deliver a written notice of such amendment to the other Party at least thirty (30) business days prior thereto, and, subject to the other Party’s written confirmation and consent, the Parties may amend this Agreement in the form of a written supplemental agreement. If a Party proposes any amendment to the terms of this Agreement due to change in the relevant laws, regulations, rules or regulatory provisions, the other Party shall not unreasonably withhold its consent to such amendment. During the transition period for any amendment, the Parties shall duly make relevant arrangement.

(2)	Termination

Party A shall have the right to terminate its cooperation with Party B as well as this Agreement if Party B is subject to any of the following circumstances:

(i)	according to relevant provisions of the NetsUnion Member Regulations, if Party B no longer qualifies to be a member institution of Party A’s Platform (including but not limited to Party B’s loss of the payment services qualification required in the Administrative Measures for Payment Services of Non-financial Institutions), this Agreement shall be terminated upon Party A’s written notice to Party B;

(ii)	any of the representations or warranties of Party B hereunder is untrue, or Party B breaches any of its undertakings hereunder, or is subject to other circumstances which are in material breach of this Agreement;

(iii)	Party B commits a misappropriation, borrowing, occupation or fraud of the Customer Reserve Funds;

(iv)	Party B fails to timely provide with the true, complete and correct information of the Customer Reserve Funds, which seriously affects the check and verification of the Customer Reserve Funds or Party B’s performance of its duties required by the regulatory authorities;

(v)	Party B’s business processing system fails to satisfy the requirements of the Reserve-Fund Regulations; or

(vi)	Party B is subject to any other circumstance which materially affects the performance of this Agreement, or materially breaches the Reserve-Fund Regulations and regulatory requirements.

(3)	Where either Party intends to amend, rescind or terminate this Agreement, Party A and Party B shall communicate with each other in a timely manner, and such amendment, rescission or termination shall not be made until proper arrangements for the transition period has been made, or the remaining issues have been properly handled.

Article 32	Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws and regulations of the People’s Republic of China. Any dispute arising from or in connection with this Agreement shall be settled by the Parties through friendly negotiation. If no agreement can be reached through such negotiation, the dispute shall be subject to the jurisdiction of the court at the place where Party A is located.

Article 33	Effectiveness and Term

This Agreement shall become effective on the day when the Parties have affixed their respective official seals hereto and remain valid for one year. If neither party raises any objection in writing 30 days prior to the expiration of this Agreement, this Agreement shall be automatically extended for another year and can be renewed for unlimited times.

Article 34	Other Provisions

(1)	If there is any discrepancy between this Agreement or its supplementary agreement (if any) and any existing agreement previously reached by the Parties in oral, written or other correspondence form, this Agreement and the supplementary agreement shall prevail.

(2)	For any matters which may arise in the performance hereof but not covered by this Agreement, the Parties shall negotiate such matters in a friendly manner and enter into written supplementary agreement in respect thereof. Such written supplementary agreement and this Agreement shall have the same legal effect.

(3)	This Agreement shall be executed in four counterparts, with either Party holding two counterparts hereof. All counterparts of this Agreement shall have the same legal effect.

(THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

Party A:	Party B:
NetsUnion Clearing Corporation	Qingdao Buytop Payment Service Co., Ltd.

(Company Seal)	(Company Seal)

Legal / Authorized Representative:	Legal / Authorized Representative:
(Seal of DONG Junfeng)	(Seal of LU Yongxiang)

Dated: July 12, 2019	Dated: July 15, 2019